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                                 EXHIBIT 10.19




August 31, 1999


Mr. Glen F. Ceiley
Chairman of the Board
Family Steak Houses of Florida, Inc.
2113 Florida Boulevard
Neptune Beach, FL 32266



Dear Glen:

This letter is to serve as an amendment to the Agreement between Ryan's Properties, Inc. ("Ryan's") and Family Steak Houses of Florida, Inc. ("FSH") dated July 11, 1994, and amended on October 17, 1994 and October 3, 1996 (the "Agreement"). The Agreement itself constituted an amendment of the Franchise Agreement (as defined in the Agreement)(as amended, the "Franchise Agreement"). This letter also serves to amend the Franchise Agreement.

1. Clause (b) of Section 7 (Store Requirements) of the Agreement is deleted and replaced with the following:

"At the end of each calendar year, FSH agrees to have at least the following number of Ryan's Family Steak House restaurants in operation:

                                                           Number of Ryan's Family Steak House
                   End of Calendar Year                   restaurants Required to be in Operation
                   --------------------                   ---------------------------------------

                           1999                                            21
                           2000                                            23
                           2001                                            25
                           2002                                            27
                           2003                                            29
                      Subsequent Years                          Increases by Two per Year"


The remaining provisions of Section 7 of the Agreement remain in full force and effect.


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August 31, 1999
Page 2

2. Section XV (TERMINATION AND DEFAULTS) of the Franchise Agreement is amended by the addition at the end of paragraph B thereof of a new subparagraph 5 of paragraph B, which new subparagraph 5 is set forth on the attached Rider A.

3. Section XVIII (TRANSFERABILITY OF INTEREST) of the Franchise Agreement is amended by the addition at the end thereof of new subparagraphs 5 and 6 of paragraph B, which new subparagraphs 5 and 6 are set forth on the attached Rider B.

Except as explicitly modified herein, the Agreement and the Franchise Agreement shall continue in full force and effect in all respects.


RYAN'S PROPERTIES, INC.



Charles D. Way
President



The undersigned has read the above amendments and agrees to the provisions contained therein.

FAMILY STEAK HOUSES OF FLORIDA, INC.



By:
    ----------------------------------------
Mr. Glen F. Ceiley
Chairman of the Board
Family Steak Houses of Florida, Inc.


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                                    Rider A
                         (Additional Event of Default)


         5. If at the end of any calendar year the number of Restaurants in operation is less than 80% of the number of Restaurants required to be in operation as of that date pursuant to the terms of this Agreement, as amended.


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                                    Rider B
                    (Additional Transferability Provisions)


         5. For purposes of this paragraph XVIII.B, any of the following shall be deemed to be an assignment and transfer of this Agreement that requires FRANCHISOR's prior written consent under this Paragraph XVIII.B:

                  (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "34 Act")) (other than any person that beneficially owned 15% or more of the issued and outstanding shares of voting capital stock of FRANCHISEE as of December 15, 1998) shall have acquired after December 15, 1998 beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission (the "SEC") under the 34 Act) of 25% or more of the issued and outstanding shares of capital stock of FRANCHISEE (or FRANCHISEE's direct or indirect parent) having the right to vote for the election of directors of FRANCHISEE (or such parent) under ordinary circumstances, or

                  (b) during any period of twelve consecutive calendar months ending after August 15, 1999, individuals who at the beginning of such period constituted the board of directors of FRANCHISEE (or any direct or indirect parent of FRANCHISEE) (together with any new directors whose election by the board of directors of FRANCHISEE (or such parent), or whose nomination for election by the stockholders of FRANCHISEE (or such parent), was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or

                  (c) FRANCHISEE, or any individual or entity that, directly or indirectly, controls, is controlled by or is under common control with FRANCHISEE, directly or indirectly, owns, maintains, engages in, participates in or has any interest in, the operation of any other family-oriented steak house restaurant. For purposes of this subparagraph (c), the term "control" has the meaning of that term under the regulations promulgated by the SEC under the 34 Act.


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

For purposes of this paragraph 5, any entity that, directly or indirectly, controls (within the meaning of the regulations promulgated by the SEC under the 34 Act) FRANCHISEE shall be deemed a direct or indirect (as the case may
be) "parent" of FRANCHISEE.

         6. In the event that FRANCHISOR declines to grant its consent to any transaction requiring its consent under this paragraph XVIII.B., the proposed transaction may nonetheless be consummated (subject, in the case of an asset transfer, to FRANCHISOR's right of first refusal) if the following conditions are satisfied to the reasonable satisfaction of FRANCHISOR:

                  (a) FRANCHISEE shall have paid or cause to be paid to FRANCHISOR in immediately available funds all amounts due and owing to FRANCHISOR under this Agreement or accrued under this Agreement with respect to any period prior to the effective date of such transaction (the "Transaction Effective Date");

                  (b) No event of default has occurred and is continuing under this Agreement as of the Transaction Effective Date;

                  (c) All documents and information in the possession of FRANCHISEE that FRANCHISOR deems to be confidential trade secrets shall have been returned to FRANCHISOR prior to the Transaction Effective Date;

                  (d) On or prior to the Transaction Effective Date, FRANCHISEE or the transferee (as applicable), on the one hand, and FRANCHISOR, on the other hand, shall have executed and delivered an amendment agreement pursuant to which:

                           (i) This Agreement is modified solely (except as provided in clause (ii) below) to eliminate any requirement that FRANCHISOR provide to FRANCHISEE or such transferee (as applicable) information deemed confidential trade secrets by FRANCHISOR;

                           (ii) The transferee (if applicable) assumes all of FRANCHISEE's obligations under this Agreement; and

                           (iii) This Agreement shall otherwise remain in full force and effect and binding on FRANCHISEE or the transferee (as applicable).


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